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                                                                    Exhibit 23.5

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Melita International Corporation 1997 Stock Option Plan, the eshare Technologies, Inc. Stock Option and Restricted Stock Purchase Plan, and the eshare/divine 2001 Stock Incentive Plan, of our report dated June 22, 2001, with respect to the consolidated financial statements and schedules of Data Return Corporation for the year ended March 31, 2001 incorporated by reference in the Current Report on Form 8-K of divine, inc. dated January 9, 2002, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Dallas, Texas
June 17, 2002